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                                                                    EXHIBIT 11.1

                           AXENT TECHNOLOGIES, INC.

                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

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                                                                    Year Ended                 Nine Months
                                                                   December 31,            Ended September 30,
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                                                                       1995            1996    (unaudited)   1995
                                                                   ------------        ----------------------------
Income (loss) from continuing operations                           $(2,695,000)        $ 1,727,000      $(3,044,000)
Income from discontinued operations                                  5,050,000           2,144,000        3,970,000
                                                                   ------------------------------------------------
Net income                                                         $ 2,355,000         $ 3,871,000      $   926,000
                                                                   ================================================

Weighted average common shares outstanding                           9,007,831          10,301,807        9,007,831
Common shares issued within one year of initial filing                   9,075                  --            9,075
Stock options issued within one year of initial filing
 (using the treasury stock method and public offering price of
 $14.00 per share)                                                     108,958                  --          108,958
                                                                   ------------------------------------------------
Weighted average number of common shares outstanding                 9,125,864          10,301,807        9,125,864

Net income (loss) per common share
 and common share equivalents:
   Continuing operations                                           $     (0.30)        $      0.17      $     (0.33)
   Discontinued operations                                         $      0.56                0.21             0.43
                                                                   ------------------------------------------------
                                                                   $      0.26         $      0.38      $      0.10
                                                                   ================================================

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